UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2011

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                     Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Hilltop Holdings Inc. (the “Company”) on March 21, 2011 (the “March 21 8-K”), the Company entered into a Funding Agreement with SWS Group, Inc. (“SWS”), Oak Hill Capital Partners III, L.P. (“OHCP”) and Oak Hill Capital Management Partners III, L.P. (“OHCMP” and, together with OHCP, “Oak Hill” and, collectively with the Company, the “Investors”).  On July 29, 2011, the transactions contemplated by the Funding Agreement were consummated.

As contemplated by the Funding Agreement, on July 29, 2011, SWS entered into a Credit Agreement with the Investors that provides for a five-year unsecured term loan of $100 million in the aggregate.  In connection with SWS’s entry into the Credit Agreement, the Company and Oak Hill each extended their $50 million commitment of the loan.  The loans bear interest at 8% per year, and SWS is permitted to prepay all or a portion of the loans under certain circumstances after three years.

In connection with the Funding Agreement and the loans made by the Investors under the Credit Agreement, on July 29, 2011, SWS issued a warrant to the Company to purchase up to 8,695,652 shares of common stock of SWS.  The Warrant issued to the Company represents approximately a 17% equity interest in SWS (assuming each Investor exercises their respective Warrants in full).  The Warrant is exercisable for five years, but will expire to the extent that SWS makes prepayments on the loan and the Company does not promptly exercise a corresponding portion of the Warrant.  To the extent that the exercise of a Warrant by a holder would cause the holder to be deemed to control SWS under applicable regulations, SWS will issue the holder newly issued non-voting Series A Preferred Stock (the “SWS Series A Preferred Stock”).  Subject to applicable regulations, in limited circumstances, shares of SWS Series A Preferred Stock will be convertible into shares of common stock of SWS.  Since the form of Warrant was initially filed in the March 21 8-K, SWS and the Investors mutually agreed to revise the Warrants to modify certain adjustment provisions.  The revisions are reflected in the execution version of the Warrant filed herewith.

On July 29, 2011, SWS also entered into an Investor Rights Agreement with the Investors to provide the Investors with certain rights with respect to SWS common stock that may be issued upon the exercise of the Warrants or upon the conversion of the SWS Series A Preferred Stock if a holder exercises its Warrants for shares of SWS Series A Preferred Stock instead of SWS common stock, including certain preemptive rights and registration rights.  Pursuant to the Investor Rights Agreement, each Investor is granted the right to designate one representative to SWS’s Board of Directors for so long as that Investor continues to beneficially own 9.9% of SWS’s outstanding common stock.  Hilltop designated Mr. Gerald J Ford to be its board representative, and SWS’s Board of Directors elected him as a director of SWS, effective July 29, 2011.

In addition, under the Investor Rights Agreement, each Investor is granted the right to appoint an observer to attend all meetings of the Board of Directors of SWS for so long as that Investor continues to beneficially own 4.9% of SWS’s outstanding common stock.  The Company has designated Mr. Jeremy Ford as its observer, effective July 29, 2011.  Each observer has entered into a Confidentiality Agreement with SWS.

The description of the Funding Agreement is qualified by reference to the March 21 8-K.  The descriptions of the Credit Agreement, Warrant and Investor Rights Agreement are qualified in their entirety to reference to the exhibits attached to this Current Report on Form 8-K, which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)                      Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.16.1

Credit Agreement, dated as of July 29, 2011, among SWS Group, Inc. Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).

10.16.2

Investor Rights Agreement, dated July 29, 2011, among SWS Group, Inc. Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (filed as Exhibit 4.4 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).

10.16.3

Warrant to purchase up to 8,695,652 shares of SWS Group, Inc. common stock issued to Hilltop Holdings Inc. on July 29, 2011 (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: August 3, 2011	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.16.1

Credit Agreement, dated as of July 29, 2011, among SWS Group, Inc. Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).

10.16.2

Investor Rights Agreement, dated July 29, 2011, among SWS Group, Inc. Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (filed as Exhibit 4.4 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).

10.16.3

Warrant to purchase up to 8,695,652 shares of SWS Group, Inc. common stock issued to Hilltop Holdings Inc. on July 29, 2011 (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by SWS Group, Inc. on August 1, 2011 and incorporated herein by reference).